UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Loan Agreement with Byline Bank

As previously disclosed, on December 21, 2021, J.V.B. Financial Group, LLC (the “Borrower”), a Delaware limited liability company and a broker dealer indirect subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”), entered into the Amended and Restated Revolving Note and Cash Subordination Agreement (the “Amended and Restated Agreement”), with Byline Bank, as lender (the “Lender”), and the Borrower as borrower, pursuant to which, among other things, the Lender agreed to make loans to Borrower, at the Borrower’s request from time to time, in the aggregate amount of up to $25 million.

On December 21, 2022 (the “Effective Date”), the Borrower and the Lender entered into the Second Amended and Restated Revolving Note and Cash Subordination Agreement (the “Second Amended and Restated Agreement”), which amended and restated the Amended and Restated Agreement in its entirety. The primary purposes of the amendment and restatement of the Amended and Restated Agreement were (i) to replace the provisions therein relating to London Interbank Offered Rate (LIBOR) with provisions relating to Secured Overnight Financing Rate (SOFR), and (ii) to extend the lending period and maturity date of the loans under the Amended and Restated Agreement by an additional year.

Pursuant to the Second Amended and Restated Agreement, the Lender agreed to make loans to Borrower, at the Borrower’s request from time to time, in the aggregate amount of up to $25 million.

Loans (both principal and interest) made by the Lender to the Borrower under the Second Amended and Restated Agreement are scheduled to mature and become immediately due and payable in full on December 21, 2024. In addition, loans may be made under the Second Amended and Restated Agreement until December 21, 2023.

Loans under the Second Amended and Restated Agreement will bear interest at a per annum rate equal to the Term SOFR Rate (as such term is defined in the Second Amended and Restated Agreement) plus 6.0%, provided that in no event can the interest rate be less than 7.0%. The Borrower is required to pay on a quarterly basis an undrawn commitment fee at a per annum rate equal to 0.50% of the undrawn portion of the Lender’s $25 million commitment under the Second Amended and Restated Agreement. The Borrower is also required to pay on each anniversary of the Effective Date a commitment fee at a per annum rate equal to 0.50% of the Lender’s $25 million commitment under the Second Amended and Restated Agreement. Pursuant to the terms of the Second Amended and Restated Agreement, the Borrower paid to the Lender a commitment fee of $125,000 on the Effective Date.

The Borrower may request a reduction in the Lender’s $25 million commitment in a minimum amount of $1 million and multiples of $500,000 thereafter or such lesser amount as would bring the $25 million loan commitment to the total principal amount of loans advanced under the Second Amended and Restated Agreement.

The obligations of the Borrower under the Second Amended and Restated Agreement are guaranteed by the Company, Cohen & Company, LLC, the Company’s main operating subsidiary, and J.V.B. Financial Holdings, LP (“Holdings LP”), an indirect subsidiary of the Company (collectively, the “Guarantors”), and are secured by a lien on all of Holdings LP’s property, including its 100% ownership interest in all of the outstanding membership interests of the Borrower.

Pursuant to the Second Amended and Restated Agreement, the Borrower and the Guarantors provide customary representations and warranties for a transaction of this type.

The Second Amended and Restated Agreement also includes customary covenants for a transaction of this type, including covenants limiting the indebtedness that can be incurred by the Borrower and Holdings LP and restricting the Borrower’s ability to make certain loans and investments. Additionally, under the Second Amended and Restated Agreement, the Borrower may not permit its (A) net worth to be less than $85 million at any time from December 22, 2022 through and including June 30, 2023, and $90 million from July 1, 2023 and thereafter; and (B) excess net capital to be less than $40 million at any time. Further, any loans outstanding under the Second Amended and Restated Agreement may not exceed 0.25 times the Borrower’s tangible net worth.

Pursuant to the Second Amended and Restated Agreement, the Borrower may repay its existing outstanding indebtedness provided, however, that if the anticipated payment relates to the payment of any dividend by the Borrower, on the date such payment is made, and immediately after making such payment, the loans outstanding under the Second Amended and Restated Agreement may not exceed $10 million.

The Second Amended and Restated Agreement contains customary events of default for a transaction of this type. If an event of default under the Second Amended and Restated Agreement occurs and is continuing, then the Lender may declare and cause all or any part of the loans thereunder and all other liabilities outstanding under the Second Amended and Restated Agreement to become immediately due and payable.

The foregoing description of the Second Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under the heading “Amendment to Loan Agreement with Byline Bank” is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Second Amended and Restated Revolving Note and Cash Subordination Agreement, dated December 21, 2022, by and between J.V.B. Financial Group, LLC and Byline Bank.

104	Cover Page Interactive Data File (Embedded within the inline XBRL document.)

* Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: December 23, 2022	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer